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                                                                 EXHIBIT 23(III)

                                    CONSENT

                               MEILICKE & PARTNER
                            POPPELSDORFER ALLEE 106
                               BONN 53115 GERMANY

                                                               DECEMBER 17, 1996

     The undersigned is the German tax counsel identified in this Registration Statement on Form S-3 filed with respect to an offering of shares of American Standard Companies Inc. (the "Company") common stock, par value $.01 per share, by certain of the Company's stockholders, and hereby consents to the references to our firm as experts in German tax matters under the headings "Risk
Factors -- Tax Matters", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Experts", contained in the prospectus constituting a part of such Registration Statement.

Yours truly,

MEILICKE & PARTNER

/s/ W. MEILICKE
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Dr. W. Meilicke